UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

                       AMERICAN PRESIDENT COMPANIES, LTD.

                          8% Senior Debenture Due 2024
                                                          CUSIP: 029103AD0

No.                                                                   $

      American President Companies, Ltd., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to


                                                                         ,
or registered assigns, the principal sum of


Dollars on January 15, 2024, and to pay interest thereon from January 12, 1994 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on January 15 and July 15 in each year, commencing July 15, 1994, at the rate of 8% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. The principal of (and premium, if any) and interest on this Security will be payable (i) in the case this Security is a Global Security registered in the name of a Depositary or its nominee, to such Depositary or such nominee and (ii) in the case this Security is in definitive registered form, to the person in whose name the Security is registered at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or in Canton, Massachusetts, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account designated by such Person in writing not later than ten days prior to the date of such payment.

      Reference is hereby made to the further provisions of this Security set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to herein, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  January 12, 1994             AMERICAN PRESIDENT COMPANIES, LTD.
                                     By: /s/ John M. Lillie
                                     Attest: /s/ Peter A. V. Huegel

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities, of the series designated herein,referred to in the within-mentioned
Indenture.
THE FIRST NATIONAL BANK OF BOSTON,
                              as Trustee


By:            /s/ Roland S. Gustafson
               Authorized Signatory

      This Security is one of a duly authorized issue of Securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of November 1, 1993 (herein called the "Indenture"), between the Company and The First National Bank of Boston, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated as 8% Senior Debentures Due 2024 (herein collectively called the "Senior Debentures"), limited in aggregate principal amount to $150,000,000.

      The Indenture contains provisions for defeasance at any time of (1) the entire indebtedness of the series of which this Security is a part or
(2) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

      If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of all the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of this series at the time Outstanding a written direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

      This  Security  may not be transferred except  as  a  whole  by  the
Depositary  to a nominee of the Depositary or by any such nominee  to  the
Depositary or another such nominee and is exchangeable only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, (ii) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Senior Debentures in registered form, or (iii) an Event of Default with respect to the Senior Debentures represented by this Security has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Senior Debentures issuable in denominations of $1,000 and integral multiples thereof and registered in such names as the Depositary holding this Security shall direct. Subject to the foregoing, this Security is not exchangeable, except for global securities of like denominations to be registered in the name of the Depositary or its nominee. If the Senior Debentures were subsequently issued in registered form, they would thereafter be transferred or exchanged without any service charge at the office of the Trustee, or at any other office or agency maintained by the Company for such purpose.

      Subject to the preceding paragraph and as provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided herein and in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.